UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WPCS INTERNATIONAL INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

WPCS INTERNATIONAL INCORPORATED

521 Railroad Avenue

Suisun City, California 94585

Telephone: (707) 421-1300

This filing relates to the 2015 annual meeting of stockholders of WPCS International Incorporated (the “Company”) to be held at 9:30 a.m. on September 29, 2015 at the offices of K&L Gates LLP, 599 Lexington Avenue, 32nd Floor, New York, New York 10022. This filing amends and supplements the related definite proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on Schedule 14A on August 14, 2015.

In connection with the 2015 annual meeting, the Company has retained Alliance Advisors, LLC to assist in the solicitation of proxies at an estimated cost of approximately $6,500, plus reasonable expenses. In addition, solicitation of proxies may also be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of the Proxy Statement and the solicitation of proxies.

The Proxy Statement and accompanying proxy card are available at http://www.proxyvote.com. Stockholders who need assistance with voting or have questions regarding the 2015 annual meeting should contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

877-777-8133

(Banks and Brokers please call: 973-873-7721)